UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

LOCAL BOUNTI CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40125	83-3686055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Foley Lane

Hamilton, MT 59840

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (800) 640-4016

490 Foley Lane

Hamilton, MT 59840

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Debt Restructuring Agreement

On March 31, 2025 (the “Transaction Date”), Local Bounti Corporation (the “Company”) entered into a Restructuring Agreement and Eleventh Amendment to Senior Credit Agreement with Cargill Financial Services International, Inc., a Delaware corporation (“Cargill Financial”) (the “Debt Restructuring Agreement”) to amend the Credit Agreement dated as of September 3, 2021, by and among Local Bounti Operating Company LLC, a Delaware limited liability company (“Opco”), each subsidiary of Opco identified as a “Borrower” therein, and Cargill Financial (as amended by a First Amendment to Credit Agreements and Subordination Agreement dated as of March 14, 2022, a Second Amendment to Credit Agreements dated as of August 11, 2022 (and effective as of June 30, 2022), a Third Amendment to Credit Agreements dated as of December 30, 2022, a Fourth Amendment to Credit Agreements dated as of January 6, 2023, a Fifth Amendment to Credit Agreements dated as of March 13, 2023, a Sixth Amendment to Credit Agreements dated as of March 28, 2023, a Seventh Amendment to Credit Agreements dated as of October 2, 2023, an Eighth Amendment to Credit Agreements dated as of January 23, 2024, a Ninth Amendment to Credit Agreements dated as of March 26, 2024, and a Tenth Amendment to Credit Agreements dated as of June 28, 2024, and as further amended, restated, supplemented or otherwise modified from time to time prior to the Transaction Date, the “Senior Credit Agreement”). Pursuant to the Debt Restructuring Agreement, (i) $139.0 million of loans outstanding under the Senior Credit Agreement, together with all accrued and unpaid interest, was cancelled, and (ii) $58.0 million of loans outstanding under the Subordinated Credit Agreement, dated as of September 3, 2021 (as amended, supplemented or otherwise modified prior to the Transaction Date, the “Subordinated Credit Agreement”), by and among the Company, Opco, the other borrowers and guarantors party thereto, and Cargill Financial, as lender, together with all accrued and unpaid interest, was cancelled, constituting all of the loans and interest outstanding under the Subordinated Credit Agreement (the “Debt Restructuring”). Following the Debt Restructuring, the aggregate principal amount of loans outstanding under the Senior Credit Agreement was $312.0 million (the “Restructured Senior Loans”) and approximately $197.0 million of existing debt was extinguished.

Interest on the Restructured Senior Loans will initially accrue at 3-month SOFR plus 2.0%. The principal amount of the Restructured Senior Loans is required to be repaid in an amount equal to 50% of the free cash flow (as defined in the Debt Restructuring Agreement) of the Company and its subsidiaries each quarter starting with the fiscal quarter ending September 30, 2027. The maturity date of the Restructured Senior Loans is December 31, 2035.

The Senior Credit Agreement (as amended by the Debt Restructuring Agreement, the “Amended Senior Credit Agreement”), includes affirmative and negative covenants and events of default, and other requirements and restrictions. The financial covenants under the Amended Senior Credit Agreement consist of (i) a minimum liquidity covenant tested annually on December 31, 2025 and December 31, 2026, and quarterly on the last day of each fiscal quarter thereafter, (ii) a minimum EBITDA covenant tested March 31, 2026, December 31, 2026 and March 31, 2027, (iii) a minimum interest coverage ratio covenant tested quarterly beginning June 30, 2027, and (iv) a minimum current ratio covenant tested quarterly beginning June 30, 2027.

In connection with the Debt Restructuring, the Company entered into amendments for existing warrants held by Cargill Financial (the “Warrant Amendments”) to amend (i) that certain Common Stock Purchase Warrant, dated March 28, 2023 (the “Base Warrant”) and (ii) those certain Warrants to Purchase Common Stock, each issued November 21, 2021 (the “2021 Warrants” and, together with the Base Warrant, the “Original Warrants”; the Original Warrants as amended, the “Amended Warrants”) to (a) amend the exercise price for the Original Warrants to $4.00 per share of Common Stock, (b) extend the expiration date to the date eight years from the closing of the Debt Restructuring and (c) amend and restated the Base Warrants to be on the same form as the 2021 Warrants. The Original Warrants were issued by the Company to Cargill Financial to purchase up to an aggregate of 5,408,145 shares of Common Stock (as adjusted for a 2023 reverse stock split) and the aggregate number of shares is the same for the Amended Warrants.

The foregoing description of the Debt Restructuring Agreement, the Amended Senior Credit Agreement and the Amended Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Restructuring Agreement, the Amended Senior Credit Agreement and the Amended Warrants, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Securities Purchase Agreement

On March 31, 2025, following entry into the Debt Restructuring Agreement, the Company also entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for a $25 million investment (the “PIPE Investment”). In connection with the PIPE Investment, the Company issued 1,771,586 shares (the “PIPE Common Stock”) of common stock, $0.0001 par value per share (the “Common Stock”), and 10,728,414 shares of Series A Preferred Stock (the “Series A Preferred Stock” and together with the PIPE Common Stock, the “Securities”), a newly created series of non-voting convertible preferred stock issued to comply with rules of the New York Stock Exchange (the “NYSE”), at a purchase price of $2.00 per share (the “Purchase Price”).

The Investors will be subject to a 180-day lock-up period with respect to the Securities purchased in the PIPE Investment.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Series A Preferred Stock

On March 28, 2025, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware. The Series A Preferred Stock is non-voting (except as required by applicable law). Without the prior written consent of a majority of the outstanding shares of Series A Preferred Stock, however, the Company may not: (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designations, (ii) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series A Preferred Stock, (iii) increase the number of authorized shares of Series A Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.

The Series A Preferred Stock has no liquidation preference and is redeemable at the option of the holder at the purchase price if not automatically converted within one year from the date of issuance. The holders of Series A Preferred Stock are entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of the Company’s Common Stock or other securities.

Each share of Series A Preferred Stock will automatically convert to one share of Common Stock upon approval by the Company’s stockholders (the “Required Stockholder Approval”), which the Company will seek at its upcoming 2025 Annual Meeting of Stockholders. Until the date that Required Stockholder Approval is obtained, the Series A Certificate of Designations limits the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock such that, when aggregated with the shares of PIPE Common Stock issued at closing, such issuances shall not exceed 19.99% of the Company’s issued and outstanding Common Stock, as required by the rules and regulations of the NYSE.

The foregoing description of the Series A Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate of Designations, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Investor Rights Agreement

In connection with the PIPE Investment, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with the Investors. Under the terms of the Investor Rights Agreement, for so long as Cargill Financial and its affiliates (i) hold at least $50.0 million outstanding under the Senior Credit Agreement or (ii) own at least fifteen percent (15%) of the outstanding voting shares of Common Stock of the Company (treating all warrants, options or convertible securities as if converted into Common Stock) (the “Initial Cargill Stock Threshold”) and either (x) the Initial U.S. Bounti Ownership Threshold (defined below) is met or (y) the Initial Cargill Stock Threshold is met, Cargill Financial has the right to appoint two members to the Company’s Board of Directors (the “Board”) (the “Cargill Ownership Threshold”). Further, for so long as Cargill Financial and its affiliates (i) hold at least $50.0 million outstanding under the Senior Credit Agreement or (ii) own at least five (5%) of the outstanding voting shares of

Common Stock of the Company (treating all warrants, options or convertible securities as if converted into Common Stock) (the “Cargill Stock Threshold”) and either (x) the U.S. Bounti Ownership Threshold is met or (y) the Cargill Stock Threshold is met (the “Cargill Ownership Threshold”), Cargill has the right to appoint one member to the Board (the “Cargill Director”).

Cargill Financial has not appointed any Cargill Directors as of the date hereof. Cargill Financial will be entitled at each annual meeting of the stockholders of the Company or at any special meeting called for the purpose of electing directors to elect the Cargill Directors. The Cargill Directors will be subject to the classified board of director provisions of Company’s Certificate of Incorporation, with the classification to be made based on the class which provides the Cargill Directors with the longest possible tenure subject to the provisions of the Company’s Certificate of Incorporation. Each Cargill Director appointed or elected to the Board will continue to hold office until the annual meeting of the stockholders of the Company where such director’s tenure ends pursuant to his or her classification and until his or her successor is elected and qualified in accordance with the Investor Rights Agreement and the Company’s Bylaws. Cargill Financial will have the sole right to remove any Cargill Director, subject to the provisions of the Company’s Certificate of Incorporation. Any vacancy created by the removal, resignation, death, or otherwise of a Cargill Director will solely be filled by Cargill Financial.

Furthermore, for so long as Cargill Financial meets the Cargill Ownership Threshold, it will have the right to appoint a person to attend all meetings of the Board and all committees of the Board as an observer (the “Cargill Board Observer”). A Cargill Board Observer will (i) be entitled to participate, without voting rights, in all Board and Board committee meetings, (ii) receive the same information as the other members of the Board and Board committees (and receive such information at the same time), and (iii) be invited to Board and committee meetings at the same time as other directors. The Cargill Board Observer will not be entitled to any compensation.

Additionally, for so long as any one of U.S. Bounti, LLC (“U.S. Bounti”), its affiliates or any Family or Estate-Planning Transferees (as defined in the Purchase Agreement) of U.S. Bounti (each a “U.S. Bounti Holder”) own at least fifteen percent (15%) of the outstanding voting shares of the Company (including shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock), the U.S. Bounti the U.S. Bounti Holder owning the largest amount of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock) will have the right to appoint two members to the Board (the “Initial U.S. Bounti Ownership Threshold”) and for so long as a U.S. Bounti Holder owns at least five percent (5%) of the outstanding voting shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock) (the “U.S. Bounti Ownership Threshold”), the U.S. Bounti Holder owning the largest amount of Common Stock will have the right to appoint one member to the Board (the “U.S. Bounti Director”). As further described in Item 5.02 below, the initial directors appointed by U.S. Bounti are Michael Molnar and Charles R. Schwab, Jr.

The Board and the Nominating and Corporate Governance Committee thereof have taken action such that the U.S. Bounti Directors will initially be appointed to the Board effective on March 31, 2025, to serve until at least the 2026 Annual Meeting of Stockholders or such individuals’ earlier resignation, death or removal. U.S. Bounti or the applicable U.S. Bounti Holder thereof will be entitled at each annual meeting of the stockholders of the Company or at any special meeting called for the purpose of electing directors to elect the U.S. Bounti Directors. The U.S. Bounti Directors will be subject to the classified board of director provisions of the Company’s Certificate of Incorporation, with the classification to be made based on the class which provides the U.S. Bounti Directors with the longest possible tenure subject to the provisions of the Company’s Certificate of Incorporation. Each U.S. Bounti Director appointed or elected to the Board will continue to hold office until the annual meeting of the stockholders of the Company where such director’s tenure ends pursuant to his or her classification and until his or her successor is elected and qualified in accordance with the Investor Rights Agreement and the Company’s Bylaws. U.S. Bounti or the applicable U.S. Bounti Holder thereof will have the sole right to remove a U.S. Bounti Director, subject to the provisions of the Company’s Certificate of Incorporation. Any vacancy created by the removal, resignation, death or otherwise of a U.S. Bounti Director will solely be filled by U.S. Bounti or the applicable U.S. Bounti Holder thereof.

Furthermore, for so long as any one of U.S. Bounti or a U.S. Bounti Holder thereof meets the U.S. Bounti Ownership Threshold, U.S. Bounti or the U.S. Bounti Holder owning the largest amount of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock will have the right to appoint a person to attend all meetings of the Board and all committees of the Board as an observer (the “U.S. Bounti Board

Observer”). A U.S. Bounti Board Observer will (i) be entitled to participate in the same fashion as if such individual was a director or committee member, without voting rights, in all Board and Board committee meetings, (ii) receive the same information as the other members of the Board and Board committees, including drafts and final versions of any written consent in lieu of a meeting (and receive such information at the same time), and (iii) be invited to Board and committee meetings at the same time as other directors. The U.S. Bounti Board Observer will not be entitled to any compensation. U.S. Bounti has appointed Charles R. Schwab as the U.S. Bounti Board Observer, effective March 31, 2025.

Pursuant to the Investor Rights Agreement, the Company has agreed to file a shelf registration statement on Form S-3 (the “Resale Registration Statement”) at its expense for the resale of the shares of Common Stock and the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock (collectively, the “Registrable Securities”) no later than 90 days following the closing of the PIPE Investment transaction (the “Closing”). The Company has agreed to keep such Resale Registration Statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”), until the earlier to occur of (i) the date the Registrable Securities are freely resalable to the public under Rule 144 of the Securities Act without restriction, or (ii) two years after the Closing.

The Company has also given certain rights to certain of the Investors to require the Company to cooperate with an underwritten offering of their registered securities, and to “piggyback” on certain offerings by the Company. The Company also agreed, among other things, to indemnify the selling holders under the registration statements filed pursuant to the Investor Rights Agreement from certain liabilities and to pay all costs and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement filed pursuant to the Investor Rights Agreement.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Voting Support Agreement

In connection with and as inducement for the Investors to purchase the Securities, the Company entered into voting support agreements (each, a “Support Agreement”) with certain stockholders, directors, officers and each of their affiliated entities to agree to vote their shares of the Company’s Common Stock in favor of the Required Stockholder Approval.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Support Agreement, a copy of which is filed herewith as Exhibit 10.6 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Transaction Date, the Company terminated the Subordinated Credit Agreement pursuant to the Debt Restructuring Agreement and in connection with the cancellation of the loans thereunder. The Company is not subject to any termination penalties related to the termination of the Subordinated Credit Agreement.

The information set forth in Item 1.01 of this Current Report is incorporated into this Item 1.02 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated into this Item 3.02 by reference. In connection with the issuance of the Securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder for transactions not involving a public offering, as well as similar exemptions under applicable state securities laws, in reliance upon the following facts: no general solicitation was used in the offer or sale of such Securities; the recipients of the Securities had adequate access to information about the Company; each recipient of such Securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such Securities; each recipient of such Securities represented its capability of evaluating the merits of an investment in the Company’s Securities due to its knowledge, sophistication and experience in business and financial matters; and such Securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Management Changes

On March 27, 2025, Craig M. Hurlbert announced his intention to resign as the Company’s Chief Executive Officer, effective March 31, 2025. The Board appointed Mr. Hurlbert as Executive Chairman on March 27, 2025, effective as of March 31, 2025.

On March 27, 2025, the Board appointed Kathleen Valiasek, who currently serves as the Company’s Chief Financial Officer and President, as Chief Executive Officer of the Company, effective March 31, 2025.

Ms. Valiasek, age 61, has served as the Company’s Chief Financial Officer since November 2021 and as President since June 2024. Ms. Valiasek served as Chief Financial Officer of our predecessor company from April 2021 to November 2021. Previously, Ms. Valiasek served as Chief Financial Officer from January 2017 to June 2019 and Chief Business Officer from June 2019 to March 2021 at Amyris, a science and technology leader in the research, development and production of sustainable ingredients for the clean health and beauty and flavors and fragrances markets. Prior to Amyris, Ms. Valiasek served as Chief Executive Officer of Lenox Group, Inc., a finance and strategic consulting firm she founded in 1994, and, in this capacity, she worked closely with the senior management teams of fast-growing companies including start-ups, venture-backed, and Fortune 500 companies such as Albertsons, CVS, Gap, Kaiser Permanente, and Softbank. At Lenox Group, Ms. Valiasek was typically engaged for critical roles on multi-year assignments including M&A transactions, debt and equity financings, IPOs, and spinoffs. Ms. Valiasek holds a B.B.A. from the University of Massachusetts at Amherst.

There are no family relationships between any director or executive officer of the Company and Ms. Valiasek. For a description of related-person transactions with the Company and Ms. Valiasek since the beginning of 2022, please see the section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2024, entitled “Certain Relationships and Related Person Transactions.”

Appointment of New Directors

On March 27, 2025, the Board appointed Michael Molnar and Charles R. Schwab, Jr. to the Board, effective March 31, 2025. Mr. Molnar was appointed to serve on the Audit Committee of the Board. There are no transactions reportable under Item 404(a) of Regulation S-K in which Mr. Molnar or Mr. Schwab has a direct or indirect material interest. Mr. Molnar and Mr. Schwab will be entitled to receive the standard cash and equity compensation paid to all directors as described in the Company’s most recent proxy statement. Each of Mr. Molnar and Mr. Schwab entered into a standard indemnification agreement with the Company in substantially the same form that the Company has entered into with its other non-employee directors, a form of which was filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2024.

Mr. Molnar has extensive experience in both analytics, entrepreneurship and guiding companies’ strategic and operating decision making. He began his career on Wall Street conducting corporate valuations (Arthur Andersen), middle market leveraged buyouts (Heller Financial), technology equity offerings (Robertson Stephens) and technology venture capital (Davenport Capital Ventures). He then moved to the operating side where he founded and led his own highly successful artisan bread company. Most recently, he was a leader on the commercial side of Genentech, the preeminent biotech firm in the US. While there, his teams used data and analytics to inform the strategy of the $100B company. Mr. Molnar led the top-ranked competitive intelligence team in the biopharma industry and was elected to the Board of Directors of SCIP, the CI trade association. Most recently, Mr. Molnar has served on the Boards of Directors of LAB Golf and Player Biltong, and is currently Co-Chairman of the Board of OnCore Golf. Mr. Molnar has an MBA in finance from Wharton and a BBA in finance, magna cum laude from the University of Notre Dame.

Charles “Sandy” Schwab, Jr. served as Founder and Managing Partner of Chess Ventures from 2001 through 2016, focusing on investments in early stage financial services technology. Mr. Schwab started his career at Banque Paribas in 1990, where he served as Vice President, High Yield and Risk Arbitrage Group. Mr. Schwab received a B.A. in economics from Northwestern University in 1986 and an M.B.A in finance and accounting from The University of Chicago Booth School of Business in 1989.

The information regarding the appointment of directors included in Item 1.01 is incorporated herein by reference.

Resignation of Directors

On March 27, 2025, Jennifer Carr-Smith and Edward C. Forst each announced their intention to resign as a director of the Board, effective March 31, 2025. Ms. Carr-Smith was a member of the Board’s Compensation Committee, and Mr. Forst served as Lead Director and Chair of the Board’s Audit Committee and was a member of the Board’s Nominating and Corporate Governance Committee. Neither Ms. Carr-Smith’s nor Mr. Forst’s decision was based on any disagreement with the Company or its management.

Restricted Stock Unit Awards

Subject to the approval by the Company’s stockholders of the amendment to the 2021 Equity Inventive Plan, as amended (the “Amended Plan”) and the filing of a Registration Statement on Form S-8 following approval by the Company’s stockholders, on March 27, 2025, the Board’s Compensation Committee approved a grant of 1,400,000 and 700,000 restricted stock unit awards (“RSUs”) pursuant to the Amended Plan to each of Kathleen Valiasek and Craig Hurlbert, respectively. The RSUs will vest in equal quarterly increments beginning on June 30, 2025 and will continue to vest to the extent that Ms. Valiasek and Mr. Hurlbert remain employed by the Company through each vesting date.

On March 27, 2025, the Board’s Compensation Committee also approved the acceleration of all RSUs previously granted to Kathleen Valiasek and Craig Hurlbert as of June 30, 2025, subject to the approval by the Company’s stockholders of the Amended Plan and the filing of a Registration Statement on Form S-8 following approval by the Company’s stockholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information regarding the Series A Certificate of Designations contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock.

10.1	Restructuring Agreement and Eleventh Amendment to Senior Credit Agreement, dated as of March 31, 2025, by and among Local Bounti Operating Company LLC, Local Bounti Corporation, the subsidiary borrowers and guarantors signatory thereto, Cargill Financial Services International, Inc., in its capacity as the senior lender, and Cargill Financial Services International, Inc., in its capacity as the subordinated lender.

10.2	Credit Agreement dated as of September 3, 2021, by and among Local Bounti Operating Company LLC, Local Bounti Corporation and certain subsidiaries, and Cargill Financial Services International, Inc. (as conformed through the Restructuring Agreement and Eleventh Amendment to Senior Credit Agreement, dated as of March 31, 2025).

10.3	Form of Warrant Amendment

10.4	Securities Purchase Agreement, dated as of March 31, 2025, by and among Local Bounti Corporation and each of the investors party thereto.

10.5	Investor Rights Agreement, dated as of March 31, 2025, by and among Local Bounti Corporation and each of the investors party thereto.

10.6	Form of Support Agreement, dated as of March 31, 2025, by and among Local Bounti Corporation and each stockholder party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2025	Local Bounti Corporation

	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	Chief Financial Officer